UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 14, 2014

iCAD, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9341	02-0377419
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

98 Spit Brook Road, Suite 100, Nashua, New Hampshire	03062
(Address of Principal Executive Offices)	(Zip Code)

(603) 882-5200

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On February 19, 2014, iCAD, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2013. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2014, the Company increased the size of its Board of Directors to nine people. Following the increase in the size of the Board, the Board appointed Dr. Robert L. Goodman to fill the vacancy created by such increase. There are no arrangements or understandings between Dr. Goodman and any other persons pursuant to which Dr. Goodman was appointed a director of the Company. There have been no transactions nor are there any proposed transactions between the Company and Dr. Goodman that would require disclosure pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 referenced below is being furnished pursuant to Item 2.02, is not to be considered filed under the Securities Exchange Act of 1934, as amended (“Exchange Act”), and shall not be incorporated by reference into any of the Company’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release of iCAD, Inc., dated February 19, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

iCAD, INC.
(Registrant)

By:	/s/ Kevin Burns

Kevin Burns
Executive Vice President, Chief Operating Officer, Chief Financial Officer

Date: February 20, 2014

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Press Release of iCAD, Inc. February 19, 2014.